Exhibit 1.1

Lucid Group, Inc.

Class A Common Stock, Par Value $0.0001 Per Share
Having an Aggregate Offering Price of up to $600,000,000

EQUITY DISTRIBUTION AGREEMENT

November 8, 2022

BofA Securities, Inc.

One Bryant Park
New York, New York 10036

Barclays Capital Inc.

745 7th Avenue
New York, New York 10019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

This Equity Distribution Agreement (this “Agreement”) is entered into by and among Lucid Group, Inc., a Delaware corporation (the “Company”), on the one hand, and BofA Securities, Inc. (“BofA”), Barclays Capital Inc. (“Barclays”) and Citigroup Global Markets Inc. (“Citi”) (each, a “Manager” and, collectively, the “Managers”), on the other hand.

SECTION 1:         Description of Shares. From time to time during the term of this Agreement the Company may issue and sell through or to the Managers, as sales agents and/or principals, Shares (as defined below), having an aggregate offering price of up to $600,000,000 on the terms and subject to the conditions set forth herein. The Shares offered and sold pursuant to this Agreement shall be referred to herein as the “Shares”. The shares of Class A common stock, par value $0.0001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock”. The Company agrees that, whenever the Company determines to sell Shares directly to any Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”), in form and substance mutually satisfactory to the Company and such Manager, relating to such sale in accordance with Section 3 hereof.

The Company has filed not earlier than three years prior to the date hereof, or will file (the date of such filing, the “Execution Date”), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”), a registration statement on Form S-3, including a Base Prospectus (as defined below), which relates to Shares which may be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared or will prepare a Prospectus Supplement (as defined below) to the Base Prospectus which specifically relates to the Shares. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, including the Base Prospectus, as amended at the time of such registration statement’s effectiveness or deemed effectiveness for purposes of Section 11 of the Act, as such section applies to the Managers, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the time of such registration statement’s effectiveness or deemed effectiveness for purposes of Section 11 of the Act, as such section applies to the Managers. Except where the context otherwise requires, “Base Prospectus,” as used herein, means the prospectus filed as part of the Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement. Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act in connection with the offering of the Shares. Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Base Prospectus. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act as of the date of such document (the “Incorporated Documents”). Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing on or after the initial effective date of the Registration Statement, or the date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval (“EDGAR”) system. “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

SECTION 2:          Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Manager on and as of (i) the Execution Time, (ii) each date on which the Company executes and delivers a Terms Agreement or (iii) the time any Authorized Representative (as defined in Section 3(a)) instructs any Manager to make sales of Shares as set forth in Section 3 hereof, (iv) the time of each sale of Shares pursuant to this Agreement, (v) each Settlement Date and (vi) each Bring-Down Delivery Date (as defined in Section 4(n)) (each such date listed in (ii) through (vi), a “Representation Date”), that:

(a)            Registration. The Company satisfies the conditions for the use of Form S-3 in connection with the offer and sale of the Shares as contemplated hereby. The Registration Statement has become effective, or will become effective prior to any Representation Date. The Registration Statement at each Representation Date, and at all times during which a prospectus is required by the Act to be delivered (whether physically deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, meets the requirements set forth in Rule 415(a)(1)(x). Copies of such Registration Statement and each of the amendments thereto have been delivered by the Company to the Managers by means of the Commission’s EDGAR system.

(b)            No Stop Order. No stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, is in effect, and no proceedings for such purpose or pursuant to Section 8A of the Act are pending before or, to the knowledge of the Company, threatened by the Commission. The Commission has not issued any order preventing or suspending the use of any Prospectus Supplement and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission.

(c)            Registration Statement and Prospectus Conform to the Requirements of the Act. On the date it became effective, the Registration Statement conformed, and, as then amended or supplemented, as of each Representation Date will conform, in all material respects, to the applicable requirements of the Act. When the Prospectus is first filed in accordance with Rule 424(b) and as of each Representation Date, the Prospectus, as amended or supplemented, will conform, in all material respects to the applicable requirements of the Act and, except to the extent the Managers shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus used most recently prior to the Execution Time) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Company meets, and at the time the Registration Statement was originally declared effective the Company met, the applicable requirements of Form S-3 under the Act. The Securities have been and remain eligible for registration by the Company on the Registration Statement. The documents incorporated by reference into the Registration Statement and the Prospectus, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act; and any further such documents incorporated by reference will, when they are filed, conform in all material respects with the requirements of the Exchange Act.

(d)            Ineligible Issuer. The Company is an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Act. The Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Registration Statement; the Company has not, directly or indirectly, prepared, used or referred to, and will not, directly or indirectly, prepare, use or refer to, any Free Writing Prospectus, as such term is defined in Rule 405 under the Act, in connection with the offer and sale of the Shares; and the Company was and is an “ineligible issuer” (as defined in Rule 405 under the Act) as of the time of filing the Registration Statement and as of the time of each sale of the Shares in connection with the offering.

(e)            No Material Misstatements or Omissions. As of the date it became effective the Registration Statement did not, and does not and will not, as then amended or supplemented, as of each Representation Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of its date the Prospectus did not, and does not and will not, as then amended or supplemented, as of each Representation Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this Section 2(e) do not apply to statements or omissions in the Registration Statement, the Prospectus or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Manager expressly for use therein, it being understood and agreed that the only such information furnished to the Company by or on behalf of any Manager consists of the information described as such in Section 7 hereof.

(f)            Independent Accountants. The accountants (the “Accountants”) who certified the financial statements and supporting schedules included in the Registration Statement and the Prospectus are independent public accountants as required by the Act, the Exchange Act and the Public Company Accounting Oversight Board.

(g)            Financial Statements. The financial statements included or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented as of the relevant Representation Date, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly, in all material respects, in accordance with GAAP the information required to be stated therein. The summary financial information included in the Registration Statement and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement or the Prospectus under the Act or the Exchange Act.

(h)            No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement and the Prospectus, as amended or supplemented as of the relevant Representation Date, (A) there has been no material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business or management of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(i)            Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction (to the extent such concept or functional equivalent is applicable in such jurisdiction) in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(j)            Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization (to the extent such concept or functional equivalent is applicable in such jurisdiction), has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent such concept or functional equivalent is applicable in such jurisdiction) in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The Company and the Subsidiaries are herein referred to collectively as the “Company Parties.”

(k)            Capitalization. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus, as amended or supplemented as of the relevant Representation Date. All outstanding shares of capital stock of the Company have been duly authorized and validly issued in accordance with the Bylaws, fully paid and non-assessable and conform as to legal matters to the description thereof contained in or incorporated by reference into the Prospectus, as amended or supplemented as of the relevant Representation Date; and the stockholders of the Company have no preemptive rights with respect to the Shares. As of the date of the Company’s most recent Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, except as disclosed in the Registration Statement and the Prospectus, as amended or supplemented as of the relevant Representation Date, neither the Company nor any of the Subsidiaries has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. All outstanding shares of capital stock and options and other rights to acquire capital stock have been issued in compliance with the registration and qualification provisions of all applicable securities laws and were not issued in violation of any preemptive rights, rights of first refusal or other similar rights.

(l)            Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(m)            Shares. The Shares to be offered by the Company hereunder have been duly authorized and when issued and delivered and paid for as provided herein, will be duly and validly issued in accordance with the second amended and restated certificate of incorporation of the Company, as subsequently amended from time to time, and the amended and restated bylaws of the Company, as subsequently amended from time to time, and will be fully paid and non-assessable and will conform to the description thereof in the Registration Statement and the Prospectus; and no such issuance of Shares is subject to any statutory, preemptive or other similar contractual rights to subscribe for the Shares.

(n)            Registration Rights. There are no persons with registration rights or other similar rights to have any securities of the Company registered for sale or sold by the Company under the Act, other than those rights that have been disclosed in the Prospectus. No person has the right to include any securities in the Shares to be sold in the offering contemplated by this Agreement, except for any such right that has been complied with or duly waived.

(o)            Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, the issuance and sale of the Shares by the Company through the Managers and the compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of (i) the charter, by-laws or similar organizational document of the Company or any of its subsidiaries or (ii) any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except, with respect to clause (ii), such violations as would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness, prior to its stated maturity, by the Company or any of its subsidiaries.

(p)            Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(q)            Absence of Proceedings. Except as disclosed in the Registration Statement and the Prospectus, as amended or supplemented as of the relevant Representation Date, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which might result in a Material Adverse Effect, or which might materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.

(r)            Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated hereby, except (x) such as have been obtained and made under the Act or the Exchange Act or (y) such consents, approvals, authorizations, orders and registrations or qualifications (A) as may be obtained under applicable securities or blue-sky laws of any state or foreign jurisdiction in connection with the sale of the Shares by the Managers (B) as have been obtained prior to the date herewith.

(s)            Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(t)            Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement and the Prospectus, as amended as of the relevant Representation Date or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement and the Prospectus, as amended as of the relevant Representation Date, are in full force and effect, and neither the Company nor any such subsidiary has received any written notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease that would, singly or in the aggregate, be material to the Company and its subsidiaries, taken as a whole.

(u)            Possession of Intellectual Property. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them and (B) neither the Company nor any of its subsidiaries has received any written notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property owned by the Company or its Subsidiaries invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein.

(v)            Environmental Laws. Except as described in the Registration Statement and the Prospectus or would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the Company’s knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(w)            Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13 a15 and 15d 15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission's rules and guidelines applicable thereto. Except as described in the Registration Statement and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a 15 and Rule 15d 15 under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(x)            Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(y)            Payment of Taxes. All United States federal, state, local and non-U.S. income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided, and except where the failure to file such a return or pay such a tax would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not in the aggregate result in a Material Adverse Effect.

(z)            Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither of the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied during the past three years.

(aa)        Investment Company Act. The Company is not required, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(bb)       Absence of Manipulation. Neither the Company nor any controlled affiliate of the Company has taken, nor will the Company or any controlled affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or to result in a violation of Regulation M under the Exchange Act. Except as permitted by the Act and furnished and consented to by the Managers prior to distribution, the Company has not distributed any registration statement, preliminary prospectus, prospectus or other offering material in connection with the offering and sale of the Shares.

(cc)       Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, controlled affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its controlled affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(dd)       Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ee)       OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, controlled affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria, Crimea, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic); and the Company will not, directly or indirectly, use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions.

(ff)           Lending Relationship. Except as disclosed in the Registration Statement and the Prospectus, the Company (A) does not have any material lending or other relationship with any bank or lending affiliate of any Initial Purchaser and (B) does not intend to use any of the proceeds from the sale of the Shares to repay any outstanding debt owed to any affiliate of any Manager.

(gg)         Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(hh)          Cybersecurity. (A) Except as would not, singly or in the aggregate, result in a Material Adverse Effect, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company or its subsidiaries information technology and computer systems, networks, hardware, software, data and databases (including the data and information maintained, processed or stored by the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”): (B) neither the Company nor its subsidiaries have been notified of, and each of them have no knowledge of any material event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (C) the Company and its subsidiaries have implemented commercially reasonable controls, policies, procedures, and technological safeguards designed to maintain and protect the integrity, continuous operation, redundancy and security of their material IT Systems and Data reasonably consistent with applicable binding industry standards and practices, or as required by applicable binding regulatory standards. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, public-facing policies and statements and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(ii)            Uyghur Forced Labor Prevention Act. The operations of neither the Company nor any of its subsidiaries involve the sale or import into the United States of any goods, wares, articles, or merchandise mined, produced, or manufactured wholly or in part in the Xinjiang Uyghur Autonomous Region of the People's Republic of China, or produced by an entity on the Department of Homeland Security’s UFLPA Entity List.  In the past five (5) years, none of the goods the Company or any of its subsidiaries have sold or imported into the United States have been seized by Customs and Border Patrol as being contrary to Section 307 of the Tariff Act of 1930 due to the use of forced labor in China in the production of such goods, and neither the Company nor its subsidiaries have been the subject of any fines, penalties, enforcement actions, litigation, or other liability in relation to the use of forced labor or alleged forced labor in the supply chain of the products it sells or imports into the United States. The Company and its subsidiaries have implemented policies and controls reasonably designed to mitigate the risks of forced labor in their supply chains and to ensure compliance with Section 307 of the Tariff Act of 1930.

(jj)          No Rated Debt Securities. Neither the Company nor its subsidiaries have any debt securities or preferred stock that are rated by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act).

(kk)        Federal Reserve Regulations. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ll)                Disclosure. The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on the EDGAR system.

(mm)           No Broker’s Fees. Except as disclosed in the Prospectus, there are no contracts, agreements or understandings (other than this Agreement) between the Company and any person that would give rise to a valid claim against the Company or any Manager for a brokerage commission, finder’s fee or like payment as a result of the transactions contemplated by this Agreement.

(nn)           Status under the Act. The Company has paid the registration fees for each offering of Shares contemplated hereby pursuant to Rule 456(b)(1) under the Act or will pay such fees within the time period required by such rule (without giving effect to the proviso therein) and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

(oo)          XBRL. The XBRL included or incorporated by reference in each of the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(pp)         Listing of the Shares. On or prior to the Execution Date, the Shares will have been approved for listing on the Nasdaq Global Select Market (the “Nasdaq”), subject only to notice of issuance.

(qq)        Common Stock. The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) thereunder.

(rr)          No objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the terms and arrangements relating to the offering of the Shares.

(ss)         Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

Any certificate signed by any officer of the Company and delivered to a Manager, or counsel for the Managers in connection with an offering of Shares hereunder shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Manager.

SECTION 3:        Sale and Delivery of Shares.

On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company agrees to issue and sell through or to the Managers, as sales agents and/or principals, as and when it provides instructions, in its discretion, for the sale of the Shares, and each Manager agrees to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell, as sales agent for the Company, Shares on the terms set forth below. Notwithstanding anything to the contrary in this Agreement, any Manager may decline, for any reason in its sole discretion, to act as sales agent for the Company hereunder with respect to one or more sets of Company instructions for the sale of Shares.

(a)            The Shares are to be sold by one of the Managers on a daily basis or otherwise as shall be mutually agreed upon by the Company and the Managers on any day which is a trading day on the Nasdaq (each a “Trading Day”) on which (A) the Company, through any of the individuals listed as authorized representatives of the Company on Schedule A hereto, as such Schedule A may be amended from time to time (the “Authorized Representatives”), has instructed such Manager (with notice of such instruction to each of the other Authorized Representatives at such time) to make such sales and (B) the Company has satisfied its obligations under Sections 4, 5 and 6 hereof. On a Trading Day that the Company wishes to sell the Shares, the Company may sell the Shares through only one Manager and, if it determines to do so in its discretion, the Company will designate (x) in a notice delivered by electronic mail substantially in the form attached as Exhibit 3(a)(i) hereto or (y) by telephone (confirmed promptly by electronic mail substantially in the form attached as Exhibit 3(a)(i) hereto) the maximum amount of the Shares to be sold by such Manager daily as agreed to by such Manager (in any event the Company shall not instruct such Manager to sell Shares in excess of the amount available for issuance under the Prospectus and the Registration Statement or in an amount in excess of the amount of Shares authorized from time to time to be issued and sold under this Agreement or, together with all sales of the Shares under this Agreement, any minimum price below which sales of the Shares may not be effected) and any other limitations specified by the Company and mutually agreed by such Manager. On any Trading Day, the Company shall give at least one business day’s prior notice (confirmed promptly by electronic mail) to the relevant Manager as to any change of the Manager through whom sales of the Shares as sales agent will be made. The Manager through whom sales of the Shares as sales agent are then being made pursuant to this Section 3(a) is referred to as the “Selling Manager”. For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or other security holders of the Company Parties or to a trustee or other person acquiring the Shares for the accounts of such persons in which BofA, Barclays or Citi is acting for the Company in a capacity other than as Manager under this Agreement. Subject to the terms and conditions of this Section 3(a), the Managers may sell the Shares by any method permitted by law including, without limitation, an “at the market offering” as defined in Rule 415 under the Act or sales made by means of ordinary brokers’ transactions, to or through a market maker at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices (such transactions are hereinafter referred to as “At the Market Offerings”). Subject to the terms and conditions of this Section 3(a) and the other terms and conditions specified herein (including, without limitation, the accuracy of the representations and warranties of the Company and the performance by the Company of its covenants and other obligations contained herein and the satisfaction of the additional conditions specified in Section 6 hereof), the applicable Manager shall use its commercially reasonable efforts consistent with its normal trading and sales practices to offer and sell all of the Shares designated; provided, however, that the Managers shall have no obligation to offer or sell any Shares, and the Company acknowledges and agrees that the Managers shall have no such obligation, in the event that an offer or sale of the Shares on behalf of the Company in the reasonable judgment of a Manager may cause such Manager to be deemed to be an “underwriter” under the Act in a transaction that is other than by means of ordinary brokers’ transactions between members of the Nasdaq that qualify for delivery of a Prospectus to the Nasdaq in accordance with Rule 153 under the Act.

(b)            Each of the Managers hereby covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to this Section 3, other than (A) by means of At the Market Offerings and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be mutually agreed upon by the Company and such Manager.

(c)            The compensation to each Manager, as agent of the Company, for sales of the Shares hereunder shall be at a mutually agreed rate, not to exceed 2.0% of the actual sale execution price of each Share sold by a Manager on the Nasdaq (as defined below), in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale (the “Sales Price”) of the Shares sold by such Manager pursuant to this Section 3. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

(d)            If the Company wishes to issue and sell the Shares other than as set forth in the foregoing provisions of this Section 3, it will notify a Manager of the proposed terms of such issuance and sale (each, a “Placement”). If such Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and such Manager will enter into a Terms Agreement setting forth the terms of such Placement. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement will control.

(e)            Notwithstanding the foregoing, the Company may instruct the Managers (confirmed promptly by electronic mail) not to sell the Shares if such sales cannot be effected at or above the price designated by the Company in any such instruction. In addition, the Company or any Manager may, upon notice to the other parties hereto (confirmed promptly by electronic mail), suspend the offering of the Shares for a specified period (a “Suspension Period”); provided, however, that such Suspension Period shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice and provided, further, that there shall be no obligations under Sections 4(n), 4(o), 4(p), 4(q) and 4(u) with respect to the delivery of certificates, opinions, or comfort letters to the Managers or the conducting of a due diligence session, in each case, during a Suspension Period, and that such obligations shall recommence on the termination of the Suspension Period.

(f)            Each Manager shall provide written confirmation to the Company (which may be by electronic mail) as soon as is reasonably practicable following the close of trading on the Nasdaq each day in which the Shares are sold pursuant to Section 3 setting forth (i) the number of Shares sold on such day, (ii) the Net Proceeds to the Company and (iii) the commission payable by the Company to such Manager with respect to such sale of Shares.

(g)            Settlement for sales of the Shares pursuant to this Agreement will occur on the second business day that is also a trading day on the Nasdaq following the date on which such sales are made (each such date, a “Settlement Date”). On each Settlement Date, the Shares sold through a Manager for settlement on such date shall be issued and delivered by the Company to such Manager against payment of the Net Proceeds, or, at such Manager’s election, the gross proceeds, for the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to such Manager’s account, or to the account of such Manager’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DTC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered units in good deliverable form, in return for payments in same day funds delivered to the account designated by the Company. In the event that the relevant Manager delivers the gross proceeds of a given sale of Shares to the Company on a Settlement Date, the compensation payable to such Manager for such sale shall be set forth and invoiced in a periodic statement from the Manager to the Company and payment of such compensation shall be made promptly by the Company as directed by such Manager after the Company’s receipt of such periodic statement. If the Company, or its transfer agent (if applicable), shall default upon its obligation to deliver the Shares on any Settlement Date, in addition to and in no way limiting the rights and obligations set forth in this Agreement, the Company shall (A) indemnify and hold such Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay such Manager any commission to which it would otherwise be entitled absent such default. Any Authorized Representative shall be a permissible contact person for the Company for all matters related to the settlement of the transfer of the Shares through DTC for purposes of this Section.

(h)            At each Representation Date the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of any Manager to use its commercially reasonable efforts to sell the Shares shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 hereof.

(i)            Under no circumstances shall the aggregate gross proceeds of the Shares sold pursuant to this Agreement exceed the lesser of (A) the amount set forth in Section 1 hereof and (B) the amount available for offer and sale under the Registration Statement, nor shall the aggregate amount of Shares sold pursuant to this Agreement exceed the amount of Shares authorized to be issued and sold from time to time under this Agreement by the Board of Directors of the Company, or a duly authorized committee thereof, and notified to the Managers in writing. The Managers shall have no responsibility for maintaining records with respect to Shares available for offer or sale under the Registration Statement or for determining the aggregate gross proceeds, number or minimum price of Shares duly authorized by the Company.

(j)            Each offer and sale of the Shares through or to any Manager shall be made in accordance with the terms of this Agreement or, if applicable, a Terms Agreement. The applicable Manager’s commitment, if any, to purchase Shares from the Company as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Company, and performance by the Company of its covenants and other obligations, herein contained and shall be subject to the terms and conditions herein set forth. At the time of each Terms Agreement the applicable Manager shall specify the requirements, if any, for the officers’ certificate, opinions, letters of counsel and comfort letters and due diligence session pursuant to this Agreement.

(k)            Subject to the limitations set forth herein and except as otherwise may be mutually agreed upon by the Company and the Managers, sales effected pursuant to this Agreement may not be requested by the Company and need not be made by any Manager during the 14 calendar days prior to the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”), (ii) at any time from and including an Announcement Date through and including the later to occur of (A) the day that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, and (B) the applicable Bring-Down Delivery Date of the Company referenced in Section 4(n) below, or (iii) during any other period in which the Company is, or could be deemed to be, in possession of material non-public information.

(l)            The Company acknowledges and agrees that (i) there can be no assurance that any Manager will be successful in selling the Shares, (ii) no Manager will incur liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by such Manager to use its commercially reasonable efforts to sell such Shares in accordance with the terms of this Agreement, and (iii) no Manager shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement except as otherwise specifically agreed by such Manager and the Company pursuant to a Terms Agreement.

(m)            If either the Company or the Managers has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other parties, and sales of the Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

SECTION 4:            Covenants of the Company. The Company agrees with the Managers as follows:

(a)            During the period in which a prospectus relating to the Shares is required to be delivered under the Act (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), to notify the Managers promptly of the time when any amendment to the Registration Statement has become effective or any amendment or supplement to the Prospectus has been filed by means of the Commission’s EDGAR system; to prepare and file with the Commission, promptly upon the Managers’ request, any amendments or supplements to the Registration Statement or the Prospectus that, in the Managers’ reasonable opinion, may be necessary or advisable in connection with the offer of the Shares by the Managers; and to cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Act.

(b)            To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) of the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Act.

(c)            To promptly advise the Managers, confirming such advice in writing (which may be made by electronic mail), of any request by the Commission for amendments or supplements to the Registration Statement, the Base Prospectus or the Prospectus or for additional information with respect thereto, or of notice of examination, institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement or pursuant to Section 8A of the Act and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement or take any action with respect to such Section 8A, to use its commercially reasonable efforts to obtain the lifting or removal of such order or resolution of such action, as applicable, as soon as possible; to promptly advise the Managers of any proposal to amend or supplement the Registration Statement, the Base Prospectus or the Prospectus, and to provide the Managers and counsel for the Managers copies of any such documents (excluding any documents incorporated or deemed incorporated therein by reference) for review and comment in a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement (other than any prospectus supplement relating to the offering of other securities (including, without limitation, Common Stock)) to which the Managers, shall have objected in writing.

(d)            To make available to the Managers, as soon as practicable after the date of this Agreement, and thereafter from time to time to furnish to the Managers, as many copies of the Prospectus (or of the Prospectus as amended or supplemented at such time if the Company shall have made any amendments or supplements thereto) as the Managers may reasonably request; in case the Managers are required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to ensure compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be.

(e)            Subject to Section 4(c) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus relating to the Shares is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares and to provide the Managers with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing.

(f)            To promptly notify the Managers of the happening of any event that could require the making of any change in the Registration Statement as then amended or supplemented so that the Registration Statement would not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and to prepare and furnish, at the Company’s expense, to each Manager promptly such amendments or supplements to such Registration Statement as may be necessary to reflect any such change in such quantities as such Manager may reasonably request. To promptly notify the Managers of the happening of any event that could require the making of any change in the Prospectus as then amended or supplemented so that the Prospectus would not contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during any period during which a prospectus is required to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, to prepare and furnish, at the Company’s expense, to each Manager promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change in such quantities as such Manager may reasonably request.

(g)            To furnish such information as may be required and otherwise cooperate in qualifying the Shares for offer and sale under the securities laws of such jurisdictions as the Managers may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Managers of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening in writing of any proceeding for such purpose.

(h)            To make generally available to its security holders, and to deliver to the Managers an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Commission thereunder, which may be satisfied by timely filing reports with the Commission on its EDGAR system) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than sixteen months after the effective date of the Registration Statement (as such date is defined in Rule 158(c) under the Act).

(i)            To apply the Net Proceeds from the sale of the Shares by the Company pursuant to this Agreement, any Terms Agreement and the Ayar Investment (as defined below) in the manner set forth under the caption “Use of Proceeds” in the Prospectus Supplement.

(j)            At any time that the Company has instructed any Manager to sell Shares pursuant to Section 3 hereof but such instructions have not been fulfilled, settled or cancelled, not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to the Common Stock or permit the registration under the Act of any Common Stock, in each case without giving such Manager at least two business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale. Notwithstanding the foregoing, the Company may, without notice to the Managers, (i) register the offer and sale of the Shares through any Manager pursuant to this Agreement or any Terms Agreement; (ii) issue Common Stock and equity awards covering shares of Common Stock pursuant to employee benefit plans, qualified unit option plans or other employee compensation plans existing on the date hereof or disclosed in the Prospectus as of such date; (iii) issue Common Stock in connection with any acquisition; (iv) issue Common Stock to Ayar Third Investment Company (“Ayar”) pursuant to the terms of the Subscription Agreement between Ayar Third Investment Company and the Company dated November 8, 2022 (such transaction, the “Ayar Investment” and such agreement, the “Ayar Subscription Agreement”), and (v) take any action required under the Company’s Investor Rights Agreement. In the event that notice of a proposed sale is provided by the Company pursuant to this Section 4(j), the Managers may suspend activity under this program for such period of time as may be requested by the Company or as may be deemed appropriate by the Managers. The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sale of Shares under this Agreement shall be effected by or through only one Manager or sales agent on any single given day, and the Company shall in no event request that more than one of the Managers or sales agent sell Shares on the same day.

(k)            The Company Parties will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(l)            To use its commercially reasonable efforts to cause the Common Stock to maintain its listing on the Nasdaq.

(m)          To advise the Managers promptly after it shall have received notice or obtained knowledge of any information or fact that would materially alter or affect any opinion, certificate, letter or other document provided to the Managers pursuant to Section 6 hereof.

(n)            Upon commencement of the offering of the Shares under this Agreement (and upon recommencement of the offering of the Shares under this Agreement following a Suspension Period) and promptly after each date that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than pursuant to subclause (ii) below and other than by a prospectus supplement filed pursuant to Rule 424(b) under the Act relating solely to the offering of securities, including shares of Common Stock, other than the Shares), or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (the date of commencement of the offering of the Shares under this Agreement and each date referred to in subclauses (i) and (ii) above, are each referred to as a “Bring-Down Delivery Date”), to furnish or cause to be furnished to the Managers forthwith a certificate dated and delivered on the Bring-Down Delivery Date, in form satisfactory to the Managers to the effect that the statements contained in the certificate referred to in Section 6(f) of this Agreement which was last furnished to the Managers are true and correct as of such Bring-Down Delivery Date, as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(f), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate; provided that the filing of a Current Report on Form 8-K will not constitute a Bring-Down Delivery Date under clause (ii) above unless either (A)(x) such Current Report on Form 8-K is filed at any time during which either a prospectus relating to the Shares is required to be delivered under the Act (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) or such Current Report on Form 8-K is filed at any time from and including the date of a Terms Agreement through and including the relevant Settlement Date and (y) the Managers have reasonably requested that such date be deemed to be a Bring-Down Delivery Date based upon the event or events reported in such Current Report on Form 8-K or (B) such Current Report on Form 8-K contains capsule financial information, historical or pro forma financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K or part thereof under Item 2.02 of Regulation S-K of the Commission that is considered “filed” under the Exchange Act; provided, further, that the obligation of the Company under this subsection (n) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period; and provided, further, that the obligation of the Company under this subsection (n) shall be deferred until such time as the Company executes and delivers a Terms Agreement or such time as an Authorized Representative instructs any Manager to make a sale of Shares under this Agreement.

(o)            To furnish or cause to be furnished forthwith to the Managers at or promptly after each Bring-Down Delivery Date (and upon recommencement of the offering of the Shares under this Agreement following a Suspension Period), a written opinion and negative assurance letter of Davis Polk & Wardwell LLP, counsel for the Company (together with any other counsel satisfactory to the Managers “Company Counsel”), each dated and delivered as of such Bring-Down Delivery Date, in form and substance satisfactory to the Managers of the same tenor as the opinion and negative assurance letter referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion and negative assurance letter; provided, however, that in lieu of such opinions and negative assurance letters for subsequent Bring-Down Delivery Dates, Company Counsel may furnish the Managers with a letter to the effect that the Managers may rely on a prior opinion delivered under this Section 4(o) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Bring-Down Delivery Date); provided, further, that the obligation of the Company under this subsection (o) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period; and provided, further, that the obligation of the Company under this subsection (o) shall be deferred until such time as the Company executes and delivers a Terms Agreement or such time as an Authorized Representative instructs any Manager to make a sale of Shares under this Agreement.

(p)            At or promptly after each Bring-Down Delivery Date (and upon recommencement of the offering of the Shares under this Agreement following a Suspension Period), Simpson Thacher & Bartlett LLP, or other counsel for the Managers, shall deliver a written opinion and negative assurance letter, dated and delivered as of such Bring-Down Delivery Date, in form and substance satisfactory to the Managers; provided that the obligation under this subsection (p) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period; and provided, further, that the obligation of the Company under this subsection (p) shall be deferred until such time as the Company executes and delivers a Terms Agreement or such time as an Authorized Representative instructs any Manager to make a sale of Shares under this Agreement.

(q)            Upon commencement of the offering of the Shares under this Agreement (and upon recommencement of the offering of the Shares under this Agreement following a Suspension Period), and promptly after each date that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional or amended financial information, (ii) the Company shall file an annual report on Form 10-K or a quarterly report on Form 10-Q, (iii) there is filed with the Commission any document (other than an annual report on Form 10-K or a quarterly report on Form 10-Q) incorporated by reference into the Prospectus which contains financial information, or (iv) the Managers shall otherwise reasonably request, to cause the Accountants (or other independent accountants of the Company satisfactory to the Managers) and any other applicable accounting firm reasonably requested by the Managers, forthwith to furnish to the Managers, a letter (“Comfort Letter”), dated the date of the commencement of the offering, the date of effectiveness of such amendment or the date of filing of such supplement or other document with the Commission, as the case may be, in form and substance satisfactory to the Managers, of the same tenor as the letters referred to in Section 6(e) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter; provided that the obligation of the Company under this subsection (q) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period; and provided, further, that the obligation of the Company under this subsection (q) shall be deferred until such time as the Company executes and delivers a Terms Agreement or such time as an Authorized Representative instructs any Manager to make a sale of Shares under this Agreement.

(r)            That the Company acknowledges that each of the Managers may trade in Common Stock for such Manager’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement; provided that such activity of the Managers is conducted in compliance with Regulation M under the Exchange Act.

(s)            If, to the knowledge of the Company, any condition set forth in Section 6(a) or 6(j) hereof shall not have been satisfied on the applicable Settlement Date, to offer to any person who has agreed to purchase the Shares from the Company as the result of an offer to purchase solicited by any Manager the right to refuse to purchase and pay for such Shares.

(t)            To disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of the Shares sold through or to the Managers under this Agreement, the Net Proceeds to the Company and the compensation paid to the Managers by the Company with respect to sales of the Shares pursuant to this Agreement during the period covered by the report.

(u)            At each Bring-Down Delivery Date, to conduct a due diligence session, in form and substance satisfactory to the Managers, which shall include representatives of the management and the accountants of the Company; provided that the obligation of the Company under this subsection (u) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period; and provided, further, that the obligation of the Company under this subsection (u) shall be deferred until such time as the Company executes and delivers a Terms Agreement or such time as an Authorized Representative instructs any Manager to make a sale of Shares under this Agreement.

(v)            To ensure that prior to instructing any Manager to sell Shares, the Company shall have obtained all necessary corporate authorizations for the offer and sale of such Shares.

SECTION 5:            Payment of Expenses.

Except as otherwise agreed in writing among the Company and the Managers, the Company agrees with the Managers, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, to pay all of the Company’s expenses incident to the performance of its obligations hereunder, including, but not limited to, such costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each such document to the Managers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares (including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of any Shares), (iii) the listing of the Shares on the Nasdaq, (iv) the reasonable fees and disbursements of the Company’s counsel and of the Company’s accountants, (v) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel for the Managers in connection with the review by FINRA of the terms of the sale of the Shares, (vi) the qualification of the Shares under securities laws of states and jurisdictions (domestic and foreign) as the Managers may designate to maintain such qualifications in effect so long as required to complete the distribution of the Shares, including filing fees and the reasonable and documented fees and disbursements of counsel for the Managers in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto; provided that the fees and disbursements of counsel for the Managers incurred in connection with clauses (v) and (vi) shall not exceed $15,000, and (vii) the reasonable and documented fees and disbursements of counsel for the Managers in connection with this Agreement and any transactions contemplated hereunder (in addition to clauses (v) and (vi) above); provided that the fees and disbursements of counsel for the Managers incurred in connection with, and reimbursable by the Company pursuant to, this clause (vii) shall not exceed $250,000. Except as otherwise provided in Section 7 hereof, each Manager will otherwise pay all of its out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement, including, without limitation, travel, reproduction, printing and similar expenses, and expenses of external counsel for the Managers that are not covered by clauses (v), (vi) or (vii) above.

SECTION 6:           Conditions of the Managers’ Obligations. The obligations of each Manager are subject to (i) the accuracy of the representations and warranties of the Company as of the Execution Time and each Representation Date, (ii) the performance by the Company of its obligations hereunder and (iii) to the following additional conditions precedent.

(a)            (i) No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act, and no order directed at or in relation to any document incorporated by reference therein and no order preventing or suspending the use of the Prospectus shall have been issued by the Commission, and no suspension of the qualification of the Shares for offer or sale in any jurisdiction, or to the knowledge of the Company or any Manager, no initiation or threatening in writing of any proceedings for any of such purposes or pursuant to Section 8A of the Act, shall have occurred; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Base Prospectus or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (iv) no Prospectus and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(b)            Subsequent to the respective dates as of which information is given in the Registration Statement, the Base Prospectus and the Prospectus, there shall not have been any Material Adverse Effect.

(c)            On every date specified in Section 4(o) hereof, the Managers, shall have received an opinion and negative assurance letter of Company Counsel, in form and substance satisfactory to the Managers, dated as of such date.

(d)            On every date specified in Section 4(q) hereof, the Managers shall have received from the Accountants and each other accounting firm reasonably requested by the Managers, in each case in form and substance satisfactory to the Managers, a Comfort Letter, dated as of such date.

(e)            On every date specified in Section 4(n) hereof, the Managers shall have received a certificate to the effect that (i) the representations and warranties of the Company as set forth in this Agreement are true and correct as of the Bring-Down Delivery Date, (ii) the Company has performed its obligations under this Agreement that it is required to perform on or prior to such Bring-Down Delivery Date, and (iii) the conditions set forth in paragraphs (a) and (b) of Section 6 hereof have been met. The certificate shall also state that the Shares have been duly and validly authorized by the Company, that all corporate action required to be taken for the issuance and sale of the Shares has been validly and sufficiently taken, and that the Company’s Board of Directors or any other body with authority has not revoked, rescinded or otherwise modified or withdrawn such authorization.

(f)            On every date specified in Section 4(p) hereof, the Managers shall have received an opinion and negative assurance letter of Simpson Thacher & Bartlett LLP, or other counsel for the Managers, in form and substance satisfactory to the Managers, dated as of such date.

(g)            All filings with the Commission required by Rule 424 under the Act to have been filed by any Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424.

(h)            The Shares shall have been approved for listing on the Nasdaq, subject only to notice of issuance at or prior to the Settlement Date.

(i)            At or before the Settlement Date, the Company and Ayar shall have executed the Ayar Subscription Agreement.

SECTION 7:           Indemnification and Contribution.

(a)            The Company agrees to indemnify, defend and hold harmless each Manager, its employees, agents, directors and officers, any person who controls such Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and any “affiliate” (within the meaning of Rule 405 under the Act) of such Manager that has, or is alleged to have, participated in the distribution of Shares, and the successors and assigns of all the foregoing persons, from and against any loss, damage, expense, liability or claim (including, without limitation, the reasonable cost of investigation and any legal fees and other expenses reasonably incurred in connection with any suit, action, investigation or proceeding or any claim asserted), joint or several, which such Manager or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or that arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of such Manager to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 7 being deemed to include the Base Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing) or in any “issuer information” (as defined in Rule 433 under the Act) of the Company in any road show as defined under Rule 433(h) under the Act (a “road show”), or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of such Manager to the Company expressly for use in, such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

If any action, suit or proceeding (together, a “Proceeding”) is brought against any Manager or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Manager or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the failure to so notify the Company shall not relieve the Company from any liability which the Company may have to such Manager or any such person or otherwise except to the extent the Company is materially prejudiced as a result thereof. The Manager or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Manager or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company, and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding, except in the case of a conflict of interest among indemnified parties). The Company shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless the relevant Manager and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested the Company to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the Company agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by the Company of the aforesaid request, (ii) the Company shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the Company at least 30 days’ prior notice of its intention to settle. The Company shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or may be a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b)            Each Manager, severally and not jointly, agrees to indemnify and hold harmless the Company and its employees, agents, directors and each officer that signed the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including, without limitation, the reasonable cost of investigation and any legal fees and other expenses reasonably incurred in connection with any suit, action, investigation or proceeding or any claim asserted), joint or several, which the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact made in reliance upon and in conformity with any information relating to such Manager furnished in writing by or on behalf of such Manager to the Company expressly for use with reference to such Manager in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact made in reliance upon and in conformity with any information relating to such Manager furnished in writing by or on behalf of such Manager to the Company expressly for use with reference to such Manager in the Prospectus or in any road show or arises out of or is based upon any omission or alleged omission to state a material fact therein in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading. The Company acknowledges that the information contained under the heading “Plan of Distribution” in the Prospectus Supplement in the paragraph related to stabilizing transactions constitutes the only information furnished in writing by or on behalf of any Manager in any of the Registration Statement, the Prospectus or a road show.

If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against any Manager pursuant to the foregoing paragraph, the Company or such person shall promptly notify such Manager in writing of the institution of such Proceeding and such Manager shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the failure to so notify such Manager, as applicable, shall not relieve such Manager from any liability which such Manager may have to the Company or any such person or otherwise except to the extent such Manager did not otherwise learn of such Proceeding and such failure results in the forfeiture by such Manager of substantial rights and defenses. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the relevant Manager in connection with the defense of such Proceeding or such Manager shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Manager (in which case such Manager shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Manager may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Manager), in any of which events such fees and expenses shall be borne by such Manager and paid as incurred (it being understood, however, that such Manager shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The relevant Manager shall not be liable for any settlement of any such Proceeding effected without the written consent of such Manager but, if settled with the written consent of such Manager, such Manager agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested the relevant Manager to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then such Manager agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such Manager of the aforesaid request, (ii) such Manager shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given such Manager at least 30 days’ prior notice of its intention to settle. The relevant Manager shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(c)            If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsection (a) or (b) of this Section 7 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then the relevant indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the relevant Manager on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of such Manager, on the other, in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Managers shall be deemed to be in the same respective proportions as (a) in the case of the Company, the aggregate Sales Price for the relevant Shares sold by the Managers under this Agreement and (b) in the case of a Manager, the total commissions received from the sale of such Shares under this Agreement. The relative fault of the Company, on the one hand, and of the relevant Manager, on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by such Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection (c) shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding. For the avoidance of doubt, any obligations of the Managers under this Section 7(c) shall be several, and not joint.

(d)            The Company and each Manager agrees that it would not be just and equitable if contributions pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 7, no Manager shall be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by it were offered to the public exceeds the amount of any damages that such Manager has otherwise been required to pay. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)            The Company and each Manager agrees promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, the Base Prospectus or the Prospectus.

SECTION 8:            Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 7 hereof and the covenants, warranties and representations of the Company contained in this Agreement or in certificates delivered pursuant hereto shall remain in full force and effect regardless of any investigation made by or on behalf of any Manager, each of its respective employees, agents, directors or officers, any person (including each employee, agent, officer or director of such person) who controls such Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, any “affiliate” (within the meaning of Rule 405 under the Act) of such Manager that has, or is alleged to have, participated in the distribution of Shares or the successors and assigns of the foregoing, or by or on behalf of the Company, their directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares.

SECTION 9:           Termination.

(a)            The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale, through any Manager for the Company, the obligations of the Company, including in respect of compensation of such Manager, shall remain in full force and effect notwithstanding the termination and (ii) the provisions of Sections 5, 7, 8, 10, 11, 12, 17 and 19 hereof and the terms of any Terms Agreement shall remain in full force and effect notwithstanding such termination.

(b)            Each Manager shall, as to itself, have the right, by giving written notice as hereinafter specified, to terminate its own obligations under this Agreement in its sole discretion at any time; provided, however, that this Agreement and the obligations hereunder will remain in full force and effect with respect to the Managers that have not so terminated their obligations. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5, 7, 8, 10, 11, 12, 17 and 19 hereof shall remain in full force and effect notwithstanding such termination.

(c)            This Agreement shall remain in full force and effect until the earlier of (i) September 1, 2025 or (ii) its termination pursuant to Sections 9(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 5, 7, 8, 10, 11, 12, 17 and 19 hereof shall remain in full force and effect.

(d)            Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by each other party hereto. If such termination shall occur prior to the Settlement Date for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(g) hereof.

(e)            Unless earlier terminated pursuant to this Section 9, this Agreement shall automatically terminate upon the issuance and sale of all of the Shares through any Manager on the terms and subject to the conditions set forth herein, except that Sections 5, 7, 8, 10, 11, 12, 17 and 19 and shall remain in full force and effect.

SECTION 10:        Notices. Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement shall be in writing and delivered by hand, overnight courier, mail or email (with confirmation of receipt) and, if to the Managers, shall be delivered or sent to, as applicable, BofA Securities, Inc., One Bryant Park, New York, New York 10036, attention of ATM Execution, dg.atm_execution@bofa.com, with a copy to Attention: ECM Legal (email: dg.ecm_legal@bofa.com), Barclays Capital Inc., 745 Seventh Avenue, New York, NY 10019, Attention: Syndicate Registration, fax: 646-834-8133 and Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel (fax: (646) 291-1469) and, if sent to the Company, shall be directed to it at 7373 Gateway Blvd, Newark, CA 94560, Attention: General Counsel, Email: Legal@lucidmotors.com. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

SECTION 11:          Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Company and the Managers and, to the extent provided in Section 7 hereof, the other indemnified parties referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, through or from any Manager) shall acquire or have any right under or by virtue of this Agreement.

SECTION 12:         No Fiduciary Relationship. The Company hereby acknowledges that each Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Shares. The Company further acknowledges that each Manager is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and, in no event, do the parties intend that any Manager act or be responsible as a fiduciary to the Company or its management, shareholders or creditors or any other person in connection with any activity that any Manager may undertake or has undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. Each Manager hereby expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and each Manager agrees that the Company is responsible for making its own independent judgments with respect to any such transactions and that any opinions or views expressed by any Manager to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to or solicitation of any action by any Manager with respect to the Company or any other entity or natural person. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against any Manager with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

SECTION 13:           Press Releases and Disclosure. The Company may issue a press release in compliance with Rule 134 under the Act describing the material terms of the transactions contemplated hereby as soon as practicable following the date hereof and may file with the Commission a Current Report on Form 8-K describing the material terms of the transaction contemplated hereby, and the Company shall consult with the Managers prior to making such disclosures, and the parties shall use commercially reasonable efforts, acting in good faith, to agree upon the text of such disclosure that is reasonably satisfactory to all parties.

SECTION 14:          Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any stock split effected with respect to the Shares.

SECTION 15:           Entire Agreement. This Agreement, together with the side letter dated the date hereof and any Terms Agreement, constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

SECTION 16:           Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties. Counterparts may be delivered via facsimile, electronic mail (including via www.docusign.com and any other electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 17:           Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 18:            Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

SECTION 19:            Submission to Jurisdiction. Except as set forth below, no claim, proceeding, counterclaim or other action related to or arising out of this Agreement or the transactions contemplated hereby (each, a “Claim”) may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York, Borough of Manhattan, or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim is brought by any third party against any Manager or any indemnified party. Each of the Managers and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) waives all right to trial by jury in any Claim (whether based upon contract, tort or otherwise). The Company agrees that a final judgment in any Claim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

SECTION 20:          Successors and Assigns. This Agreement shall be binding upon the Company and each Manager and their respective successors and assigns and any successor or assign of all or substantially all of the Company’s or such Manager’s respective businesses and/or assets.

SECTION 21:          Miscellaneous. Securities sold, offered or recommended by any Manager are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency. Lending affiliates of any Manager have or may in the future have lending relationships with issuers of securities underwritten or privately placed by such Manager. Prospectuses and other disclosure documents for securities underwritten or privately placed by any Manager may disclose the existence of any such lending relationships and whether the proceeds of the issue may be used to repay debts owed to affiliates of such Manager.

SECTION 22:         Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107- 56 (signed into law October 26, 2001)), the Managers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Managers to properly identify their respective clients.

SECTION 23:         Recognition of the U.S. Special Resolution Regimes.

(i)            In the event that any Manager that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii)            In the event that any Manager that is a Covered Entity or any BHC Act Affiliate of such Manager becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Manager are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 23:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)              a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)             a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)            a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Pages Follow.]

If the foregoing correctly sets forth the understanding between the Company and the Managers please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Company and the Managers.

Very truly yours,

LUCID GROUP, INC.

By:	/s/ Sherry House
	Name:	Sherry House
	Title:	Chief Financial Officer

[Signature Page – Equity Distribution Agreement]

ACCEPTED as of the date first above written

BofA Securities, Inc.
As Manager,

By:	/s/ Greg Kelly
	Name:	Greg Kelly
	Title:	Managing Director

Barclays Capital Inc.
As Manager,

By:	/s/ Robert Stowe
	Name:	Robert Stowe
	Title:	Managing Director

Citigroup Global Markets Inc.
As Manager,

By:	/s/ Niraj Shah
	Name:	Niraj Shah
	Title:	Managing Director

[Signature Page – Equity Distribution Agreement]

Schedule A

Authorized Representatives

Sherry House

Mustally Hussain

Exhibit 3(a)(i)

From:	[ ]
Cc:	[ ]
To:	[ ]
Subject:	At-the-Market Offering

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement among Lucid Group, Inc., a Delaware corporation (the “Company”), and BofA Securities, Inc., Barclays Capital Inc. and Citigroup Global Markets Inc., as Managers, dated November 8, 2022 (the “Agreement”), I hereby request on behalf of the Company that [•] sell up to [•] shares (the “Shares”) of the Company’s common stock, par value $0.0001, at a minimum market price of $[•] per Share between [ ], 20[ ] and [ ], 20[ ]. [There shall be no limitation on the number of Shares that may be sold on any one (1) day.][No more than [•] Shares may be sold on any one (1) day.] [Other sales parameters]

Very truly yours,

By:
Name:
Title: